Exhibit 99.1

News Release
RAMBUS REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS

•Achieved solid Q2 results in line with expectations and generated outstanding cash from operations of $70.4 million
•Delivered $56.7 million in product revenue, up 13% sequentially
•Continued product portfolio expansion with DDR5 server PMICs, Client Clock Driver, and PCIe 7 IP solutions

SAN JOSE, Calif. – July 29, 2024 – Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the second quarter ended June 30, 2024. GAAP revenue for the second quarter was $132.1 million, licensing billings were $61.5 million, product revenue was $56.7 million, and contract and other revenue was $19.0 million. The Company also generated $70.4 million in cash provided by operating activities in the second quarter.

“We delivered solid second quarter results with robust growth in product revenue and excellent cash from operations,” said Luc Seraphin, chief executive officer of Rambus. “Through continued execution and ongoing investment in our industry-leading product roadmap for data center and AI, we expect a strong third quarter driven again by double-digit sequential chip growth.”

Quarterly Financial Review - GAAP	Three Months Ended June 30,
(In millions, except for percentages and per share amounts)	2024	2023
Revenue
Product revenue	$56.7	$55.0
Royalties	56.4	40.7
Contract and other revenue	19.0	24.1
Total revenue	132.1	119.8
Cost of product revenue	22.8	18.7
Cost of contract and other revenue	1.0	1.3
Amortization of acquired intangible assets (included in total cost of revenue)	3.0	3.6
Total operating expenses (1)	65.0	84.5
Operating income	$40.3	$11.7
Operating margin	31%	10%
Net income	$36.1	$168.9
Diluted net income per share	$0.33	$1.51
Net cash provided by operating activities	$70.4	$50.4
_________________________________________
(1)    Includes amortization of acquired intangible assets of approximately $0.2 million and $0.4 million for the three months ended June 30, 2024 and 2023, respectively.

Quarterly Financial Review - Supplemental Information(1)	Three Months Ended June 30,
(In millions)	2024	2023
Licensing billings (operational metric) (2)	$61.5	$60.2
Product revenue (GAAP)	$56.7	$55.0
Contract and other revenue (GAAP)	$19.0	$24.1
Non-GAAP cost of product revenue	$22.7	$18.6
Cost of contract and other revenue (GAAP)	$1.0	$1.3
Non-GAAP total operating expenses	$53.4	$55.9
Non-GAAP interest and other income (expense), net	$3.9	$1.2
Diluted share count (GAAP)	109	112
_________________________________________
(1)    See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below.

(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

GAAP revenue for the quarter was $132.1 million. The Company also had licensing billings of $61.5 million, product revenue of $56.7 million, and contract and other revenue of $19.0 million. The Company had total GAAP cost of revenue of $26.8 million and operating expenses of $65.0 million. The Company also had total non-GAAP operating expenses of $77.1 million (including non-GAAP cost of revenue of $23.7 million). The Company had GAAP diluted net income per share of $0.33. The Company’s basic share count was 108 million shares and its diluted share count was 109 million shares.

Cash, cash equivalents, and marketable securities as of June 30, 2024 were $432.9 million, an increase of $41.8 million from March 31, 2024, mainly due to $70.4 million in cash provided by operating activities, offset by $12.5 million paid in connection with a share repurchase program and $11.3 million paid to acquire property, plant and equipment.

2024 Third Quarter Outlook

The Company will discuss its full revenue guidance for the third quarter of 2024 during its upcoming conference call. The following table sets forth the third quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (operational metric) (2)	$60 - $66	$60 - $66
Product revenue (GAAP)	$62 - $68	$62 - $68
Contract and other revenue (GAAP)	$17 - $23	$17 - $23
Total operating costs and expenses	$97 - $93	$82 - $78
Interest and other income (expense), net	$4	$4
Diluted share count	109	109
_________________________________________
(1)    See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below.
(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

For the third quarter of 2024, the Company expects licensing billings to be between $60 million and $66 million. The Company also expects royalty revenue to be between $59 million and $65 million, product revenue to be between $62 million and $68 million, and contract and other revenue to be between $17 million and $23 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales and solutions licensing, among other matters.

The Company also expects operating costs and expenses to be between $97 million and $93 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $82 million and $78 million. These expectations also assume a tax rate of 22% and a diluted share count of 109 million, and exclude stock-based compensation expense of $12 million and amortization of acquired intangible assets of $3 million.

Conference Call

The Company’s management will discuss the results of the quarter during a conference call scheduled for 2:00 p.m. PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (866) 813-9403 (domestic) or (+1) 929-458-6194 (international) with ID# 295037.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: cost of product revenue, operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition-related costs and retention bonus expense, amortization of acquired intangible assets, restructuring and other charges, expense on abandoned operating leases, facility restoration costs, change in fair value of earn-out liability, impairment of assets, and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and have no direct correlation to the Company’s operations.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Restructuring and other charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Expense on abandoned operating leases. Reflects the expense on building leases that were abandoned. The Company excludes these charges because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Facility restoration costs. These charges consist of exit costs associated with our leased office space and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Change in fair value of earn-out liability. This change is due to adjustments to acquisition purchase consideration. The Company excludes these adjustments because such adjustments are not directly related to ongoing business results and do not reflect expected future operating expenses.

Impairment of assets. These charges primarily consist of non-cash charges to property, plant and equipment assets, which are excluded because such charges are non-recurring and do not reduce the Company’s liquidity.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 22 percent and 24 percent for 2024 and 2023, respectively, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies, that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory solutions that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding business opportunities, the Company’s ability to deliver long-term, profitable growth, product and investment strategies, and the Company’s outlook and financial guidance for the third quarter of 2024 and related drivers, and the Company’s ability to effectively manage market challenges. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Desmond Lynch
Senior Vice President, Finance and Chief Financial Officer
(408) 462-8000
dlynch@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$124,578	$94,767
Marketable securities	308,306	331,077
Accounts receivable	83,210	82,925
Unbilled receivables	29,493	50,872
Inventories	52,596	36,154
Prepaids and other current assets	11,975	34,850
Total current assets	610,158	630,645
Intangible assets, net	22,279	28,769
Goodwill	286,812	286,812
Property, plant and equipment, net	74,916	67,808
Operating lease right-of-use assets	21,760	21,497
Unbilled receivables	4,391	4,423
Deferred tax assets	130,163	127,892
Income taxes receivable	98,683	88,768
Other assets	1,461	1,613
Total assets	$1,250,623	$1,258,227

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,970	$18,074
Accrued salaries and benefits	15,880	17,504
Deferred revenue	15,385	17,393
Income taxes payable	1,005	5,099
Operating lease liabilities	5,033	4,453
Other current liabilities	20,761	26,598
Total current liabilities	85,034	89,121
Long-term liabilities:
Long-term operating lease liabilities	25,780	26,255
Long-term income taxes payable	92,728	78,947
Deferred tax liabilities	3,949	4,462
Other long-term liabilities	14,240	21,341
Total long-term liabilities	136,697	131,005
Total stockholders’ equity	1,028,892	1,038,101
Total liabilities and stockholders’ equity	$1,250,623	$1,258,227

Rambus Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2024	2023	2024	2023
Revenue:
Product revenue	$56,692	$54,978	$107,052	$118,753
Royalties	56,380	40,672	103,856	68,841
Contract and other revenue	19,066	24,182	39,101	46,000
Total revenue	132,138	119,832	250,009	233,594
Cost of revenue:
Cost of product revenue	22,779	18,743	42,827	45,166
Cost of contract and other revenue	1,000	1,294	1,555	2,985
Amortization of acquired intangible assets	3,052	3,561	6,108	7,123
Total cost of revenue	26,831	23,598	50,490	55,274
Gross profit	105,307	96,234	199,519	178,320
Operating expenses:
Research and development	40,525	41,576	77,884	83,474
Sales, general and administrative	24,402	26,187	50,229	57,151
Amortization of acquired intangible assets	187	382	382	764
Restructuring and other charges	—	9,494	—	9,494
Impairment of assets	1,071	—	1,071	—
Change in fair value of earn-out liability	(1,200)	6,900	(500)	13,800
Total operating expenses	64,985	84,539	129,066	164,683
Operating income	40,322	11,695	70,453	13,637
Interest income and other income (expense), net	4,400	2,236	8,987	4,397
Loss on fair value adjustment of derivatives, net	—	—	—	(240)
Interest expense	(371)	(376)	(737)	(757)
Interest and other income (expense), net	4,029	1,860	8,250	3,400
Income before income taxes	44,351	13,555	78,703	17,037
Provision for (benefit from) income taxes	8,295	(155,325)	9,749	(155,124)
Net income	$36,056	$168,880	$68,954	$172,161
Net income per share:
Basic	$0.33	$1.55	$0.64	$1.59
Diluted	$0.33	$1.51	$0.63	$1.55
Weighted average shares used in per share calculation
Basic	107,721	109,039	107,906	108,561
Diluted	109,047	111,601	109,628	111,373

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended June 30,
(In thousands)	2024	2023
Cost of product revenue	$22,779	$18,743
Adjustment:
Stock-based compensation expense	(122)	(151)
Non-GAAP cost of product revenue	$22,657	$18,592

Total operating expenses	$64,985	$84,539
Adjustments:
Stock-based compensation expense	(11,528)	(11,224)
Acquisition-related costs and retention bonus expense	(12)	(478)
Amortization of acquired intangible assets	(187)	(382)
Restructuring and other charges	—	(9,494)
Expense on abandoned operating leases	—	(195)
Facility restoration costs	—	(10)
Impairment of assets	(1,071)	—
Change in fair value of earn-out liability	1,200	(6,900)
Non-GAAP total operating expenses	$53,387	$55,856

Interest and other income (expense), net	$4,029	$1,860
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(118)	(627)
Non-GAAP interest and other income (expense), net	$3,911	$1,233

Rambus Inc.
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(Unaudited)

2024 Third Quarter Outlook	Three Months Ended September 30, 2024
(In millions)	Low	High
Forward-looking operating costs and expenses	$97.0	$93.0
Adjustments:
Stock-based compensation expense	(12.0)	(12.0)
Amortization of acquired intangible assets	(3.0)	(3.0)
Forward-looking Non-GAAP operating costs and expenses	$82.0	$78.0